FOR IMMEDIATE RELEASE News Announcement

Patriot Capital Funding Reports 2007 Fourth Quarter and Year-End Results

WESTPORT, CT – March 3, 2008 — Patriot Capital Funding, Inc. (NasdaqGS: PCAP), a specialty finance company providing flexible financing solutions to small- to mid-sized companies primarily in transactions initiated by private equity sponsors, today announced results for the three-month period and the year ended December 31, 2007.

2007 Fourth Quarter Summary

•	Total investment income of $11.1 million

•	Net investment income of $6.5 million, or $0.32 per basic and $0.31 per diluted share

•	Net income of $3.4 million, or $0.16 per basic and diluted share

•	Originated approximately $78.1 million in new gross investment commitments

•	Net asset value per share of common stock at December 31, 2007 rose to $10.73, up from $10.67 at September 30, 2007 and $10.37 at December 31, 2006

Portfolio Activity

During the 2007 fourth quarter, the following investment commitments were originated:

•	$25.0 million “one-stop” financing, comprised of senior and subordinated debt, and a $2.0 million equity co-investment, in support of the acquisition of Sports Helmet, Inc. (d/b/a “Cascade Helmets, Inc.”), the leading provider of lacrosse helmets, by North Castle Partners.

•	$15.5 million “one-stop” financing, comprised of senior and subordinated debt, and a $500,000 equity co-investment, in support of the recapitalization of Vince and Associates Clinical Research, Inc., a provider of clinical testing services, by Celerity Partners and the company’s management.

•	$13.75 million “one-stop” financing, comprised of senior and subordinated debt, and a $250,000 equity co-investment, in support of the acquisition of Aircraft Fasteners International, LLC (“AFI”) by Tucker Partners and Housatonic Partners. AFI is a master stocking distributor specializing in self-locking nuts, threaded inserts, and related high performance hardware for the aerospace, electronics and defense industries.

•	$11.5 million “one-stop” financing, comprised of senior and subordinated debt, and a $500,000 equity co-investment, in support of the recapitalization of Northwestern Management Services, LLC (d/b/a “Gentle Dental Group”), a dental practice management company based in South Florida, by The Beekman Group LLC and Gentle Dental Group management.

•	$10.8 million “one-stop” financing, comprised of senior and subordinated debt, and a $125,000 equity co-investment, in support of the acquisition of LHC Holdings Corp., a provider of home healthcare services, by Florida Capital Partners.

•	$1.0 million increase in the borrowing capacity under a revolving line of credit facility for Sidump’r Trailer Company, Inc., an existing portfolio company.

•	$500,000 convertible subordinated debt commitment to Smart, LLC, an existing portfolio company. We funded $250,000 at closing.

Also during the 2007 fourth quarter:

•	We received gross proceeds of $1.0 million in conjunction with the full repayment of a junior secured term loan to U.S. Silica Company. Upon repayment of this investment, we received a $20,000 prepayment fee.

•	We received gross proceeds of $3.0 million in conjunction with the full repayment of a senior subordinated debt investment in Dover Saddlery, Inc. Upon repayment of this investment, we received a $150,000 prepayment fee.

Subsequent to the 2007 fourth quarter:

•	We received proceeds of $2.9 million in conjunction with the sale of our senior secured term loan investment in Nice-Pak Products, Inc., a manufacturer of pre-moistened wipes. We realized a $90,000 loss in connection with this sale.

•	We received proceeds of $7.4 million in conjunction with the sale of 50% of our revolver and senior and term debt commitments in Fairchild Industrial Products, Co., a manufacturer of industrial controls and power transmission products. No gain or loss was recorded on the sale.

•	We received gross proceeds of $9.1 million in conjunction with the full repayment of a junior secured term loan in Eight O’Clock Coffee Company. Upon repayment of this investment, we received a $90,000 prepayment fee.

“Despite the unpredictable economy and the turmoil in the credit markets, we are pleased with the operational and financial results achieved in 2007,” stated Patriot Capital Funding President and Chief Executive Officer Richard Buckanavage. “We closed 17 new transactions and completed eight follow-on financings, totaling approximately $197 million in gross capital commitments, essentially doubling our portfolio to $389 million in 36 companies at year-end. Importantly, our portfolio growth delivered greater diversification to Patriot Capital Funding shareholders across borrower, industry and asset class.”

“In 2007, we made the strategic decision to de-emphasize cyclical industry investments, and have been cautious about companies whose products are manufactured utilizing significant amounts of base metals and/or raw materials that are petroleum based,” concluded Mr. Buckanavage.

Portfolio Yield

The weighted average yield on all of our debt investments for the year ended December 31, 2007 was 12.4%, as compared to a weighted average yield of 12.3% for the three months ended September 30, 2007 and 13.4% for the year ended December 31, 2006.

Portfolio Asset Quality

We utilize the following investment rating system for our entire portfolio of debt investments:

Investment Rating 1 – Investments that exceed expectations and/or a capital gain is expected.
Investment Rating 2 – Investments that are generally performing in accordance with expectations.
Investment Rating 3 – Investments that require closer monitoring.
Investment Rating 4 – Investments performing below expectations where a higher risk of loss exists.
Investment Rating 5 – Investments performing significantly below expectations where we expect a loss.

At December 31, 2007, the distribution of our debt investments on the 1 to 5 investment rating scale at fair value was as follows:

Investment Rating 1 investments totaled $46.9 million (12.5% of the total portfolio).
Investment Rating 2 investments totaled $255.5 million (68.1% of the total portfolio).
Investment Rating 3 investments totaled $58.2 million (15.5% of the total portfolio).
Investment Rating 4 investments totaled $14.7 million (3.9% of the total portfolio).
Investment Rating 5 – no investments were rated 5.

Liquidity and Capital Resources

At December 31, 2007, we had cash and cash equivalents of $0.8 million, total assets of $397.9 million and net assets of $221.6 million. We had $164.9 million of borrowings outstanding at December 31, 2007 under our amended $175 million securitization revolving credit facility. At December 31, 2007, the interest rate on our securitization revolving credit facility was 6.2% and our regulatory asset coverage was 234%. We are required to maintain regulatory asset coverage of at least 200%. In October 2007, we completed a 2.3 million common share follow-on public offering that raised gross proceeds of $30.5 million.

Although we expect that cash on hand, borrowing availability, and cash generated from operations to be adequate to meet our cash needs at our current level of operations, we may face difficultly in obtaining new debt and equity financing as a result of the current turmoil in the credit markets and uncertainty in the capital markets, which could limit our ability to grow. The debt and equity capital markets in the United States have been severely impacted by significant write-offs in the financial services sector relating to subprime mortgages and the re-pricing of credit risk in the broadly syndicated loan market, among other things. These events, along with the deterioration of the housing market, have led to worsening general economic conditions, which have impacted the broader capital and credit markets and have reduced the availability of debt and equity capital for the market as a whole and financial firms in particular. In the past, we were able to access the capital and credit markets to finance our investment activities. However, due to the current state of the markets, we cannot assure you that debt or equity capital will be available to us on favorable terms, or at all. As an example, because our common stock has traded at a price below our current net asset value per share over the last several months and we are subject to regulatory requirements that prohibit us from selling our common stock at a price below net asset value per share, we have been and may continue to be limited in our ability to raise equity capital. These conditions may limit our ability to grow our investment portfolio.

Dividend Information

On February 28, 2008, we announced that our board of directors had declared a cash dividend to $0.33 per share for the first quarter of 2008. The dividend is payable as follows:

Record date: March 14, 2008
Payment date: April 16, 2008

Our dividend is paid from taxable income. Our board of directors determines the dividend based on annual estimates of taxable income, which differs from book income due to changes in unrealized appreciation and depreciation of investments and due to temporary and permanent differences in income and expense recognition.

We have adopted a dividend reinvestment plan (“DRIP”) that provides for reinvestment of our dividends on behalf of our stockholders, unless a stockholder elects to receive cash. As a result, if we declare a cash dividend, then our stockholders who have not “opted out” of our dividend reinvestment plan will have their cash dividends automatically reinvested in additional shares of our common stock, rather than receiving the cash dividends. If your shares of our common stock are held through a brokerage firm or other financial intermediary and you wish to participate in the DRIP, please contact your broker or other financial intermediary.

2007 Fourth Quarter Conference Call/Webcast Information

Conference Call:	Today – March 3, 2008 at 10:30 a.m. EST

Dial-in Number: Call Replay Until: Replay Number: Replay Access Code: Webcast: Web Replay:	888/433-1674 March 5, 2008 at 12:30 p.m. EST 800/633-8284 21376107 http://www.patcapfunding 30 days

About Patriot Capital Funding, Inc.
Patriot Capital Funding, Inc. (www.patcapfunding.com) is a specialty finance company providing customized financing solutions primarily to private equity sponsors focused on making investments in small- to mid-sized companies. Patriot Capital Funding typically invests in companies with annual revenues ranging from $10 million to $100 million that operate in diverse industry sectors. Investments usually take the form of senior secured loans, junior secured loans, and/or subordinated debt investments – which may contain equity or equity-related instruments. Patriot Capital Funding also offers “one-stop” financing, which typically includes a revolving credit line, one or more senior term loans and a subordinated debt investment. Patriot Capital Funding also makes equity co-investments of generally up to $2.0 million.

Forward-Looking Statements
This press release may contain certain forward-looking statements, including statements with regard to the future performance of Patriot Capital Funding. Words such as “believes,” “expects,” “projects,” and “future” or similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. Certain factors could cause actual results to differ materially from those projected in these forward-looking statements, and some of these factors are enumerated in Patriot Capital Funding’s Form 10-K for the year ended December 31, 2007, and other filings with the Securities and Exchange Commission. Patriot Capital Funding undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

(financial statements follow)

Financial Statements

Patriot Capital Funding, Inc.
Consolidated Balance Sheets

	December 31,	December 31,
	2007	2006
ASSETS
Investments at fair value:
Non-control/non-affiliate investments ($297,661,308 – 2007,
$251,915,321 - 2006)	$293,058,636	$251,933,655
Affiliate investments (cost of $87,746,867 – 2007,
$8,966,605 – 2006)	86,340,567	8,925,605
Control investments (cost of $7,011,988 – 2007)	9,359,988	—
Unearned income	(4,555,713)	(3,610,884)

Total investments	384,203,478	257,248,376
Cash and cash equivalents	789,451	4,211,643
Restricted cash	10,487,202	5,113,806
Interest receivable	1,758,954	2,221,000
Other assets	617,448	1,727,680

TOTAL ASSETS	$397,856,533	$270,522,505

LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES
Borrowings	$164,900,000	$98,380,000
Interest payable	821,124	523,709
Dividends payable	6,814,650	4,904,818
Accounts payable, accrued expenses and other	3,723,075	2,605,349

TOTAL LIABILITIES	176,258,849	106,413,876

STOCKHOLDERS’ EQUITY
Preferred stock, $.01 par value, 1,000,000 shares authorized;
no shares issued and outstanding	—	-
Common stock, $.01 par value, 49,000,000 shares authorized;
20,650,455 and 15,821,994 shares issued and outstanding at
at December 31, 2007, and December 31, 2006, respectively	206,504	158,220
Paid-in capital	233,722,593	171,957,327
Accumulated net investment loss	(1,912,061)	(1,912,061)
Distributions in excess of net investment income	(2,824,651)	(2,821,587)
Net realized loss on investments	(3,171,365)	(3,262,966)
Net unrealized appreciation (depreciation) on interest rate swaps	(762,365)	12,961
Net unrealized depreciation on investments	(3,660,971)	(23,265)

TOTAL STOCKHOLDERS’ EQUITY	221,597,684	164,108,629

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$397,856,533	$270,522,505

NET ASSET VALUE PER COMMON SHARE	$10.73	$10.37

Patriot Capital Funding, Inc.

Consolidated Statements of Operations

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	(unaudited)		(audited)
	2007	2006	2007	2006

INVESTMENT INCOME
Interest and dividends:
Non-control/non-affiliate investments (less than 5% owned)	$8,565,426	$7,226,520	$31,729,397	$25,011,993
Affiliate investments (5% to 25% owned)	1,899,496	286,986	4,947,294	375,716
Control investments (greater than 25% owned)	178,382	—	470,584	—

Total interest and dividend income	10,643,304	7,513,506	37,147,275	25,387,709

Fees
Non-control/non-affiliate investments (less than 5% owned)	349,879	74,432	1,080,929	260,289
Affiliate investments (5% to 25% owned)	43,475	7,610	93,419	9,887
Control investments (greater than 25% owned)	6,250	—	106,013	—

Total fee income	399,604	82,042	1,280,361	270,176

Other investment income – non-control/non-affiliate
investments (less than 5% owned)	99,771	—	534,901	848,449

Total Investment Income	11,142,679	7,595,548	38,962,537	26,506,334

EXPENSES
Compensation expense	1,526,490	1,215,442	5,410,075	3,877,525
Interest expense	2,205,408	1,414,311	7,421,596	4,332,582
Professional fees	222,644	267,456	887,021	1,045,613
General and administrative expense	680,987	578,400	2,498,724	2,229,970

Total Expenses	4,635,529	3,475,609	16,217,416	11,485,690

Net Investment Income	6,507,150	4,119,939	22,745,121	15,020,644

NET REALIZED GAIN (LOSS) AND NET UNREALIZED APPRECIATION (DEPRECIATION)
Net realized gain (loss) on investments – non-control/non- affiliate investments (less than 5% owned)	—	8,125	91,601	(3,262,966)
Net unrealized appreciation (depreciation) on investments – non-control/non-affiliate investments (less than 5% owned)	(2,996,224)	399,450	(4,620,406)	3,858,931
Net unrealized appreciation (depreciation) on investments – affiliate investments (5% to 25% owned)	(288,200)	(44,300)	(1,365,300)	(41,000)
Net unrealized appreciation on investments – control investments (greater than 25% owned)	653,800	—	2,348,000	—
Net unrealized appreciation/(depreciation) on interest rate swaps	(515,790)	39,170	(775,326)	12,961

Net Realized Gain (Loss) and Net Unrealized Appreciation (Depreciation)	(3,146,414)	402,445	(4,321,431)	567,926

NET INCOME	$3,360,736	$4,522,384	$18,423,690	$15,588,570

Earnings per share, basic	$0.16	$0.29	$0.99	$1.10

Earnings per share, diluted	$0.16	$0.28	$0.98	$1.10

Weighted average shares outstanding, basic	20,589,650	15,815,485	18,670,904	14,145,200

Weighted average shares outstanding, diluted	20,748,959	15,908,237	18,830,213	14,237,952

Certain prior period amounts have been reclassified to the current presentation.

CONTACTS
Richard Buckanavage President and Chief Executive Officer 203/429-2700	Robert Rinderman or Steven Hecht Jaffoni & Collins Incorporated 212/835-8500 or PCAP@jcir.com

# # #